CONSULTING AGREEMENT

          This Consulting Agreement (“Agreement”) is entered into this 1st day of June, 2005 between McCreath Communications., a corporation engaged in providing consulting services, through its partners, or affiliates (the “Consultant”), and Encore Clean Energy, Inc., a Delaware corporation (“Encore”,“Client” or the “Company”), in connection with the rendering of consulting services by the Consultant to the Company on the terms and conditions described below.

          THEREFORE, in consideration of the mutual agreements and covenants set forth in this Agreement, and intending to legally bound hereby, the parties agree as follows:

          1. Engagement of Consultant. The Company hereby engages and retains the Consultant to render the consulting services described in paragraph 2 hereof (the “Consulting Services”) for the period commencing on the date first set out above and ending twelve (12) months thereafter (the “Consulting Period”).

          2. Description of Consulting Services. The Consultant shall provide the Company with financial public relations (“Financial Public Relations”), business promotion and general business services as may be requested by the Company during the term of the Consulting Period. The Financial Public Relations services to be provided by the Consultant will include, but not be limited to, establishing and maintaining relationships between the Company and the financial community with respect to potential financings, the preparation and distribution of periodic reports and news releases to keep existing shareholders informed about the Company’s activities, maintaining regular communications with stockholders and brokers, and/or such other matters as may be agreed upon between the Company and the Consultant.

          3. Extent of Consulting Services. The Consultant shall provide the Consulting Services, for not less than eight person/days per month during the Consulting Period (the “Minimum Consulting Services”). A “person/day” shall mean eight person/hours of one or more employees of Consultant and shall include domestic travel time for travel outside of a 150 mile radius from the Consultant’s business address. In addition, the Consultant shall make itself available during the term of this Agreement for one additional person/day per month at the request of the Company for the purpose of providing additional Consulting Services (“Additional Consulting Services”). The Consultant may, but will not be required to, devote such additional time to the Company as may be requested by the Company.

          4. Compensation For Consulting Services. Subject to the termination of this Agreement in accordance with clause 11 set out below, the Company shall pay the Consultant a consulting fee of $4,500 US per month (the “Consulting Fee”), to be paid by the Company by the issuance of 10,000 shares of its common stock per month, which shares are to be issued on a quarterly basis on the dates and to the parties set out in Exhibit “A” to this Agreement.

          5. Accumulations of Minimum Consulting Services. Subject to the termination of this Agreement in accordance with clause 11 set out below, the Consultant shall be entitled to the Consulting Fee whether or not the Company has requested that the Consultant provide eight person/days of Consulting Services per month. Any person/hour of Consulting Services not requested by the Company in the first month to which it is entitled to such person/hour may be requested by the Company in any later month during the Consulting Period and will not be considered to be Additional Consulting Services, provided that the Consultant shall not be required to provide more than ten person/days of Financial Public Relations Services in any month.

          6. Compensation of Out-of-Pocket Expenses. The Company shall be responsible for reimbursing the Consultant for reasonable, accountable, out-of-pocket expenses incurred in performing the Consulting Services. Such reimbursement will be in addition to any Consulting Fees payable to the Consultant as provided for herein and will be payable in cash, unless otherwise agreed to by the parties, within 60 days after receipt of an invoice from the Consultant. Expenses in excess of a total of $500.00 in any calendar month will require advance written approval by the Company. The cost of all travel, including airline ticketing, hotel accommodations and other related travel costs shall, at the election of the Consultant, be

Consultant Agreement .

prepaid by the Company. The Company shall be responsible for the fees of accountants, outside legal counsel, other advisors and other services requested by the Company when pursuing a transaction.

          7. Nonexclusivity of Consultant’s Undertakings. The Company expressly understands and agrees that the Consultant shall not be prevented or barred from rendering services of the same nature as or similar nature to those described in this Agreement, or of any nature whatsoever, for or on behalf of any person, firm, corporation, or entity other than the Company. The Company understands and accepts that the Consultant is currently providing consulting services to other private and public companies and will continue to do so during the term of this Agreement. The Company also understands and accepts that the Consultant will seek new clients for its consulting services during the term of this Agreement.

          8. Disclaimer of Responsibility for Acts of the Company. The obligations of the Consultant described in this Agreement consist solely of the furnishing of information and advice to the Company. In no event shall the Consultant be required by this Agreement to act as the agent of the Company or otherwise to represent or make decisions for the Company, and the Consultant shall not represent to any third party that it acts as agent for or otherwise has the authority to make decisions for the Company. All final decisions with respect to acts of the Company or its subsidiaries or affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Consultants hereunder, shall be those of the Company or such subsidiary or affiliates, and the Consultant shall under no circumstances be liable for any expense incurred or loss suffered by the Company as a consequence of such decision.

          9. Confidentiality. Until such time as the same may become publicly known, the parties agree that any information of a confidential nature provided to either of them by the other will not be revealed or disclosed to any person or entity, except as may be necessary in the performance of this Agreement. Upon completion of the Consulting Services, and upon the written request of the Company, any original documentation provided by the Company to the Consultant will be returned to the Company. The Consultant, including each of its affiliates, will not directly or indirectly buy or sell the securities of the Company at any time when it or they are privy to non-public information.

          The Consultant agrees that it will not disseminate any printed matter relating to the Company, including, without limitation, press releases, without prior written approval of the Company’s legal counsel.

          The Consultant acknowledges that the Company will be entrusting the Consultant with material non-public information during the term of this Agreement and that, as a result, the Consultant will be in a special relationship with the Company.

          The Consultant agrees that it will comply with all applicable securities laws, and will ensure that each of its employees and/or affiliates complies with all applicable securities laws, when performing its obligations to the Company under this Agreement.

          10. Limitation of Services. It is understood between the parties that neither the Consultant nor any of its partners or principals are providing legal services, accounting services, underwriting services, securities placement services, nor sale of securities services to the Company, and such services must be retained by the Company at its own cost and expense. It is expressly acknowledged that the Consultant will utilize its best efforts in performing the services contemplated hereby but no representations are made as to the ultimate success of any transaction or other action undertaken by the Company.

          11. Termination of Relationship. This Agreement will, unless sooner terminated as provided for below, continue for the duration of the Consulting Period. The term of this Agreement may be renewed upon the mutual agreement of the parties. This Agreement shall terminate prior to the end of the Consulting Period upon the happening of any one of the following events:

A.	Either party has provided the other party with written notice that such other party has committed a material breach of the terms, conditions or covenants of this Agreement

Consultant Agreement

and such breach shall not have been cured within ten (10) days after such notice is provided.

B.	Either the Consultant or the Company may terminate this Agreement without reason upon providing the other party with seven (7) days prior written notice.

C.

The Consultant shall have the right (but not the obligation) to terminate this Agreement upon written notice to the Company if it reasonably determines that the Company or any of its directors, officer or controlling shareholders has engaged in any unlawful, wrongful or fraudulent act.

D.

The Company shall have the right (but not the obligation) to terminate this Agreement upon written notice to the Consultant if it reasonably determines that the Consultant or any of its directors, officers, assignees, controlling shareholders or affiliates has engaged in any unlawful, wrongful or fraudulent act.

E.

The Consultant shall have the right (but not the obligation) to terminate this Agreement upon written notice to the Company if it reasonably determines that any material facts concerning the Company represented to it during the course of performing its services are misstated or untrue or that the Company has intentionally failed to provide the Consultant with material facts concerning the Company.

          In the event that this Agreement is terminated in accordance with the provisions of this clause 11, the Consultant shall be entitled to any fees earned, or any reimbursable expenses incurred, by it prior to the termination of this Agreement. Any shares of the Company’s common stock delivered to the Consultant and/or its permitted assigns prior to the delivery of a notice of termination provided for in this clause 11 will be considered earned by the Consultant and may be retained by the Consultant.

12. Miscellaneous.

A.

Notices. Any notice or other communication required or permitted by any provision of this Agreement shall be in writing and shall be deemed to have been given or served for all purposes if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the parties as follows:

To the Consultant:	McCreath Communications.
Suite 102, 1014 14th S.W.
Calgary Alberta T2R0P1

To the Company:	Encore Clean Energy Inc.
Suite 610 375 Water Street
Vancouver, BC Canada V6B 5C6

B.

Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the subject matter of this Agreement and supersedes all prior discussions between the parties. There are not terms, obligations, covenants, express or implied warranties, representations, statements or conditions other than those set forth in this Agreement. No variations or modifications of this Agreement or waiver of any of its terms or provisions shall be valid unless in writing and signed by both parties.

C.	Amendment. This Agreement shall not be modified or amended except by written agreement of the parties hereto.

Consultant Agreement

D.

Governing Law. Each of the provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, excluding its laws relating to conflict of laws.

E.	Counterpart. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement.

F.

Delay; Partial Exercise. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

G.

Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable. Should any material term of this Agreement be in conflict any lows or regulations, the parties shall in good faith attempt to negotiate a lawful modification of this Agreement which will preserve, to the greatest extent possible, the original expectation of the parties.

H.

Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in the State of Delaware in accordance with the rules of the American Arbitration Association, and the judgment upon the award rendered may be entered in any court having jurisdiction thereon.

          13. Indemnification and Hold Harmless. In connection with the Consultant’s performing the services enumerated above, the Company acknowledges that the Consultant and its partners and principals will be relying on information provided the Company and its officers and directors. Although the Consultant will be reviewing all materials provided to it in connection with performing its duties, the Consultant will not be conducting an independent “due diligence review”. Consequently, as a condition to the Consultant’s performing the tasks enumerated herein, the Company hereby agrees to indemnify and hold the Consultants and it officers, directors, partners and principals harmless against any losses, claims, damages, liabilities and expenses, whether joint or several and to defend them against any and all actions or causes of actions or threats of actions to which they may become subject and will reimburse them for any legal or other expenses including attorney’s fees and disbursements reasonably incurred by them in connection with the investigation, preparing or defending any actions commenced or threatened or claimed whatsoever whether or not resulting in any liability insofar as such are based upon (a) any untrue statement or alleged untrue statement of material fact contained in any information provided to the Consultant by the Company or (b) any failure of the Company to provide the Consultant with material facts known by the Company to be necessary to make any information provided to the Consultant not misleading.

          14. Regulation S Agreements of the Consultant.

A.

The Consultant represents and warrants to the Company that it is not a “U.S. Person” as that term is defined by Regulation S promulgated under the United States Securities Act of 1933 (the “Securities Act”) and is not acquiring the shares of the Company’s common stock that may be issued to it under the terms of this Agreement (the “Company Shares”) for the account or benefit of a U.S. Person.

Consultant Agreement

B.	The Consultant acknowledges that the Consultant was not in the United States at the time the offer to invest in the Company Shares was received.

C.

The Consultant acknowledges that the Company Shares will be “restricted securities” within the meaning of the Securities Act and will be issued to the Consultant in accordance with Regulation S of the Securities Act.

D.

The Consultant agrees not to engage in hedging transactions with regard to the shares of the Company’s common stock that may be received by it under the terms of this Agreement unless in compliance with the Securities Act.

E.

The Consultant and the Company agree that the Company will refuse to register any transfer of the Company Shares not made in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, pursuant to an available exemption from registration, or pursuant to this Agreement.

E.

The Consultant agrees to resell the Company Shares only in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration pursuant to the Securities Act.

F.	The Consultant acknowledges and agrees that all certificates representing the Company Shares will be endorsed with the following legend in accordance with Regulation S of the Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT”.

          15. Representations and Warranties of the Consultant. The Consultant covenants, represents, warrants and acknowledges to the Company as follows, and acknowledges that the Company is relying upon such covenants, representations, warranties and acknowledgements in connection with the issuance of the Company Shares to the Consultant as provided for by this Agreement:

A.

The Consultant is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the Company Shares. The Consultant can bear the economic risk of this investment, and was not organized for the purpose of acquiring the Company Shares.

B.	The Consultant has had full opportunity to review the filings of the Company with the SEC pursuant to the Securities Exchange Act of 1934.

Consultant Agreement

C.

The Consultant believes it has received all the information it considers necessary or appropriate for deciding whether to invest in the Company Shares. The Consultant further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company. The Consultant has had full opportunity to discuss this information with the Consultant’s legal and financial advisers prior to execution of this Agreement.

D.

The Consultant acknowledges that this offering of the Company Shares to the Consultant has not been reviewed by the United States Securities and Exchange Commission (the “SEC”) and that the shares of common stock to be issued by the Company to the Consultant pursuant to this Agreement will be issued by the Company pursuant to an exemption from registration under the Securities Act.

E.

The Consultant understands that the Company Shares will be "restricted securities" under the Securities Act as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Consultant represents that it is familiar with SEC Rule 144 as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

F.

The Company Shares will be acquired by the Consultant for investment purposes and for the Consultant's own account, not as a nominee or agent or with a view to the resale or distribution of any part thereof, and the Consultant has no present intention of selling, granting any participation in, or otherwise distributing the Company Shares. The Consultant does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations in, any of the Company Shares.

G.

The Consultant acknowledges that an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company’s securities. The Consultant is financially able to bear the economic risks of an investment in the Company.

I.	The Consultant is not aware of any advertisement of the Company’s common stock.

J.	This Agreement has been duly authorized, validly executed and delivered by the Consultant.

K.

The Consultant has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for shares in the Company’s common stock or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Company Shares; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; (iv) the income tax and other tax consequences, if any, that may be relevant to an investment in the Company’s common stock; and (v) any restrictions on transfer applicable to any disposition of the Company Shares as may be imposed by the jurisdiction in which the Consultant is resident.

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Consultant Agreement

          In witness whereof, the undersigned parties hereto have executed this Agreement on the dates set forth opposite their respective signatures.

Dated: June 28, 2005	ENCORE CLEAN ENERGY INC.

	By:	“Dan Hunter”
Dan Hunter
President CEO and CFO

Dated: June 28, 2005	McCreath Communications.

	By:	“Andrew McCreath”
Andrew McCreath

Consultant Agreement

Exhibit “A”

1.

On July 15th , 2005, October 15th , 2005, January 15th , 2006 and April 15th , 2006, thirty thousand (30,000), shares of the Company’s common stock shall be delivered by Encore Clean Energy , Inc. to the following entities in the following amounts:

Thirty thousand (30,000) shares to:	McCreath Communications.
Suite 102, 1014 14th Ave. S.W.
Calgary Alberta T2R0P1

Consultant Agreement